Exhibit 10.1

                                        TIAA Appl. #AAA5185

                                        M -0006195 and -01

                                        M -0006196

                                        M -0006197

                                        M -0006198

PROMISSORY NOTE

$86,000,000.00                                                                                                                                           New York, New York

                                                                                                                                                                    Dated: December 20, 2005

FOR VALUE RECEIVED, Parkway Properties LP ("Borrower"), a Delaware limited partnership having its principal place of business at c/o Parkway Properties, Inc., 188 East Capitol Street, Suite 1000, Jackson, Mississippi  39201-2195, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"), a New York corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York  10017 or at such other place as Lender designates in writing, the principal sum of EIGHTY SIX MILLION AND NO/100  DOLLARS ($86,000,000.00) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "Principal"), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this "Note") through and including January 1, 2016 (the "Maturity Date") at the fixed rate of Six and 21/100 percent (6.21%) per annum (the "Fixed Interest Rate").

This Note is secured by, among other things, five (5) Mortgages and/or Deeds of Trust and/or Deeds to Secure Debt, Assignment of Leases and Rents and Security Agreement, (each, a "Mortgage", collectively, the "Mortgages") dated the date of this Note made by Borrower for the benefit of Lender as security for the Loan.  All capitalized terms not expressly defined in this Note will have the definitions set forth in the Mortgages.

            Section 1.  Payments of Principal and Fixed Interest.

            (a)  Borrower will make monthly installment payments ("Debt Service Payments") as follows:

On February 1, 2006 and on the first day of each succeeding calendar month through and including the Maturity Date, payments in the amount of Five Hundred Sixty Five Thousand, One Hundred Ninety Two and 02/100 Dollars ($565,192.02), each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal.

Notice.  This Note is intended to be a renewal of that certain Note by Borrower in favor of Lender, dated as of June 30, 1998, in the original principal amount of $97,000,000.  Borrower hereby acknowledges receipt from Lender of a future advance in the sum of $24,604,187.87, which together with the outstanding balance under the original note totals the face amount of this Note -- $86,000,000.  This Note is secured by among other things 2 mortgages covering certain property in Broward County, Florida, which mortgages are intended to amend and restate existing mortgages recorded among the Public Records of Broward County, Florida in Official Record Volume 28499, Page 353 and Volume 28499, Page 429.

            (b)  On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

            Section 2.  Prepayment Provisions.

            (a)  The following definitions apply:

 "Discount Rate" means the yield on an on-the-run U.S. Treasury issue selected by Lender (or such other commonly used benchmark as Lender selects in its reasonable discretion, if Lender determines that U.S. Treasury issues are not commonly used as benchmarks on the date of calculation), as reported in Bloomberg, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the original maturity date of the Loan.

"Default Discount Rate" means the Discount Rate less 300 basis points.

"Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

                  NP

            (1 + R/12)n  =  Discounted Value

            NP       =          Amount of Note Payment

            R          =          Discount Rate or Default Discount Rate as the case may be.

            n          =          The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

"Note Payments" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

"Prepayment Date Principal" means the Principal on the date of prepayment.

            (b)  This Note may not be prepaid in full or in part before January 1, 2009,except in connection with a payment associated with a Partial Release made pursuant to the terms of one of the Mortgages, or, provided no Event of Default is continuing, in the event of a prepayment in connection with a Condemnation or a Casualty.  Commencing on January 1, 2009 provided there is no Event of Default, Borrower may prepay this Note in full, but not in part (except in connection with a payment associated with a Partial Release made pursuant to the terms of one of the Mortgages), on the first day of any calendar month, upon 60 days prior notice to Lender and upon payment in full of the Debt, which will include a payment (the "Prepayment Premium") equal to the  greater of (i) an amount equal to the product of one percent (1.0%) times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Discount Rate, exceeds the Prepayment Date Principal.  In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.  Provided there is no Event of Default, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term.  This Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents.  Notwithstanding anything contained herein to the contrary, if Borrower is entitled to Proceeds in accordance with the provisions of the Mortgages and either Borrower or Lender elect not to apply the proceeds to Restoration in accordance with the Loan Documents, the Loan may be partially prepaid to the extent of the Proceeds without payment of the Prepayment Premium.

            (c)  After an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include a payment (the "Evasion Premium") equal to the greater of (i) an amount equal to the product of one percent (1.0%) plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Default Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

            (d)  Borrower acknowledges that:

(i)         a prepayment will cause damage to Lender;

(ii)        the Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

(iii)       it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

(iv)       the Evasion Premium represents Lender and Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

            Section 3.  Events of Default:

            (a)        It is an "Event of Default" under this Note:

(i)         if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

(ii)        if an Event of Default occurs under any other Loan Document.

            (b)        If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable ("Acceleration") and exercise any of the other Remedies.

            Section 4.  Default Rate.  Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

            Section 5.  Late Charges.

            (a)  If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a "Late Charge") equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

            (b)  Borrower acknowledges that:

(i)         a delinquent payment will cause damage to Lender;

(ii)        the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

(iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and

(iv)       the Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

            Section 6.  Limitation of Liability.   This Note is subject to the limitations on liability set forth in the Article of the Mortgage entitled "Limitation of Liability".

            Section 7.  WAIVERS.   IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING.  BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS.  BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE  ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

            Section 8.  Commercial Loan.  The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

            Section 9.  Usury Limitations.  Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest.  Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate.  If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower.  If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

            Section 10.  Applicable Law.  This Note is governed by and will be construed in accordance with the Laws of the State of New York.

            Section 11.  Time of the Essence.  Time is of the essence with respect to the payment and performance of the Obligations.

            Section 12.  Cross-Default.  A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents.  When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

            Section 13.  Construction.  Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Mortgage entitled "Rules of Construction".

            Section 14.  Mortgage Provisions Incorporated.   To the extent not otherwise set forth in this Note, the provisions of the Articles of the Mortgage entitled "Expenses and Duty to Defend", "Waivers", "Notices", and "Miscellaneous" are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

            Section 15.  Joint and Several Liability; Successors and Assigns.   If Maker consists of more than one entity, the obligations and liabilities of each such entity will be joint and several.  This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

            Section 16.  Absolute Obligation.  Except for the Section of this Note entitled "Limitation of Liability", no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of

Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

            IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

PARKWAY PROPERTIES LP, a Delaware limited partnership

BY:  PARKWAY PROPERTIES GENERAL PARTNERS, INC

BY:__________________________

            William R. Flatt

            Executive Vice President & CFO

BY:__________________________

            Roy Butts

            Senior V.P.